Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the following Registration Statements:

•                  Registration Statement (Form S-8 No. 333-169342) pertaining to the Amended and Restated 2010 Stock Incentive Plan of Douglas Dynamics, Inc.;

•                  Registration Statement (Form S-8 No. 333-184781) pertaining to the Douglas Dynamics, L.L.C. 401(k) Plan of our report dated March 10, 2014, relating to our audit of the consolidated financial statements of Henderson Enterprises Group, Inc. and Subsidiary as of and for the years ended December 31, 2013 and 2012, included in this Amendment No. 1 on Form 8-K/A of Douglas Dynamics, Inc.

/s/ McGladrey LLP

Cedar Rapids, Iowa
March 9, 2015